Exhibit 99.1

McEWEN MINING
NYSE – MUX – TSX

For Further Information, Please Contact:
Jenya Meshcheryakova, Investor Relations

Tel: (647) 258-0395 ext. 410
Toll Free: (866) 441-0690
Fax: (647) 258-0408
E-mail: info@mcewenmining.com

181 Bay Street, Suite 4750
Toronto, ON M5J 2T3, PO Box 792
www.mcewenmining.com

McEWEN MINING EXPANSION DRILLING INTERSECTS 0.53% COPPER OVER 351 METERS AT THE LOS AZULES PROJECT

TORONTO, ONTARIO - (May 10, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) announces that expansion drilling at its 100% owned Los Azules Copper Project, in San Juan Province, Argentina has intersected **0.53% copper over 351 meters**, including **0.71% copper over 167 meters**, in Hole 1279. This hole is located 340 meters southeast of Hole T-01, which last year returned 0.50% copper over 269 meters, including 0.95% copper over 45 meters.

In addition, Hole 1175, located 200 meters east of T-01, returned 0.70% copper over 15 meters before being terminated due to bad ground conditions. Hole 1175 extends the mineralization beyond the known limits of the deposit.

Hole	From (m)	To (m)	Thickness (m)	Copper Grade (%)
1175	340	355.2	15.2	0.702
1279	272	622.7	350.7	0.53
Including	456	622.7	166.7	0.71

A total of 2,835 meters were drilled this season in eight holes. A drill hole location map, a table of assay results and a cross section of the Los Azules resource are provided in Exhibits 1, 2 and 3. All of the drill holes from this season were completed on mineral claims that are not subject to ongoing litigation.

Holes 1277 and 1278 were infill, with the remaining holes drilled to expand the resource. Hole 1279 was the only exploration hole that was completed to its target depth. The other resource expansion holes (1174, 1280, 1281A and 1282) were lost prior to reaching the target zone due to difficult ground conditions.

In an effort to solve the problems encountered with the recent drilling at Los Azules, McEwen Mining has signed a contract with Major Drilling to provide four core drills for the 2012-13 drill season which are considerably more powerful than the ones used this season. The company believes this will increase the likelihood of reaching target depths (+500 meters), where high-grade copper mineralization has been encountered. McEwen Mining anticipates starting the upcoming drill season in October, adding 3 months to the program and will commence with the permitting process for a helicopter pad that could allow the drills to operate year round. McEwen Mining will continue to focus exploration efforts on mineral claims that are not subject to ongoing litigation.

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MUX LISTED NYSE

An updated resource estimate will be published by mid-year which will incorporate the 7,350 meters of drilling completed in the current and previous seasons.

About Los Azules

Los Azules is a large copper porphyry system located in western San Juan Province within a belt of porphyry copper deposits that straddles the Chilean/Argentine border. This belt contains some of the world's largest copper deposits, including Codelco's El Teniente and Andina mines, Anglo American's Los Bronces mine, Antofagasta PLC's Los Pelambres mine and Xstrata's El Pachón project, among others.

The mineral resources for Los Azules were calculated in June 2010 and are summarized in the table below for the "base case" cut-off grade of 0.35% copper. The base case cutoff grade is based on experience from other projects with similar characteristics, potential scale of operation and location.

Mineral Resource Category	Tonnes (millions)	Copper (%)	Contained Copper (MM lbs)	Gold grams/tonne	Silver grams/tonne
Indicated	137	0.73	2.2	0.07	1.7
Inferred	900	0.52	10.3	0.07	1.7

*Effective Date of June 2010

There is a high-grade secondary enrichment zone near the top of the mineralization. A cut-off grade of 0.70% copper is used to define "high-grade" mineralization, and the material above the 0.70% cut off approximates the secondary enrichment zone, but it is not exactly coincident. The portions of the deposit that exceeded the 0.70% copper limit are 67 million tonnes of indicated resources at an average grade of 0.95% (1.4 billion pounds of contained copper) and 127 million tonnes of inferred resources at an average grade of 0.86% (2.4 billion pounds of contained copper).

A portion of the Los Azules Copper Project is subject to litigation in the Courts of British Columbia. Shareholders and other interested parties are encouraged to review our most recent quarterly filings for detailed information. The trial is set to commence in November 2012 and last for approximately six weeks.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining's principal assets consist of the San José mine in Santa Cruz, Argentina (49%interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at

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market value of US$21.4 million and marketable securities of US$1.1 million.  The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company's ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. On January 24, 2012, US Gold Corporation and Minera Andes Inc. completed a business combination wherein US Gold acquired Minera Andes and was renamed McEwen Mining Inc. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

TECHNICAL INFORMATION:

James K. Duff, Senior Consultant to the Company and a Registered Member in good standing of the Society for Mining, Metallurgy and Exploration, who is a Qualified Person as defined by National Instrument 43-101 (“NI 43-101”) has reviewed and approved the contents of this news release.  Bruce Davis, PhD, FAusIMM, who is a Qualified Person as defined by NI 43-101 and responsible for the quality control for the assaying of the Los Azules drill core has reviewed the assay quality control information.  All samples were collected in accordance with industry standards.  Splits from the drill core samples were submitted to the ACME sample preparation laboratory in Mendoza, Argentina, and then transferred to ACME's laboratory in Santiago, Chile for fire assay and ICP analysis.

Accuracy of results is tested through the systematic inclusion of standards, blanks and check assays. The mineral resource estimate referenced in this press release was prepared in June 2010 by Robert Sim, P.Geo. and Bruce Davis, PhD, FAusIMM, both independent Qualified Persons as defined by NI 43-101.

For further information in respect of the Los Azules project please refer to the technical report entitled "Canadian National Instrument 43-101 Updated Preliminary Assessment, Los Azules Project, San Juan Province, Argentina" dated December 16, 2010, prepared by Kathleen Altman, Robert Sim, Bruce Davis, William L. Rose, Scott Elfen, and Richard Jemielita, each of whom is an independent Qualified Person as defined by NI 43-101. This report is available under Minera Andes Inc.’s (acquired  by McEwen Mining) profile on SEDAR (www.sedar.com).

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (“NI 43-101”). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova

Investor Relations

Tel: (647) 258-0395 ext 410

Toll Free: (866) 441-0690

Fax: (647) 258-0408

Mailing Address

181 Bay Street Suite 4750

Toronto, ON M5J 2T3

PO box 792

E-mail: info@mcewenmining.com

{00476393.1}McEwen Mining Inc. Page 5 Exhibit 1 - -Los Azules Drill Hole Location Map May 2012.

MUX LISTED NYSE

Exhibit 2 – Summary of Drill Hole Results for 2012 Drill Season

May 2012

Hole	Northing	Easting	Dip	From (m)	To (m)	Thickness (m)	%Cu	Zone
1175	6558606	2383152	90°	249.5	340	90.5	0.222	Primary chalcopyrite>>bornite in veinlets
				340	355.2	15.2	0.702	Primary disseminated chalcopyrite>>bornite and veinlets
				Hole was started during previous season.				
				Hole located 200 m east of T-01.				
1277	6557934	2383653	90°	0	3.5	3.5	-	Overburden
				3.5	180	176.5	0.027	Leached cap
				180	223.6	43.6	0.312	Partially enriched chalcocite and chalcopyrite veinlets and disseminations
				Infill hole suspended at 224 m before reaching target depth.				
1278	6557550	2383800	90°	0	236	236	0.027	Leached cap and transition zone
				236	344	108	0.241	Weakly enriched chalcopyrite>chalcocite in veinlets
				344	386.1	42.1	0.13	Primary chalcopyrite>>bornite in veinlets and disseminations
				Infill hole completed to target depth.				
1279	6558300	2383200	90°	0	44	44	-	Overburden
				44	69	25	0.018	Leached cap
				69	272	203	0.150	Partially enriched chalcopyrite and chalcocite in veinlets
				272	456	184	0.375	Primary chacopyrite>>bornite in veinlets
				456	622.7	166.7	0.710	Primary chacopyrite>>bornite in veinlets and disseminations
				Hole completed to target depth.				
				Hole located 340 m southeast of T-01.				
1280	6558750	2383200	90°	0	50	50	-	Overburden
				50	70	20	0.067	Leached cap
				70	92	22	0.368	Partially enriched transition zone with chalcocite and chalcoprite veinlets
				92	176	84	0.121	Primary chacopyrite>>bornite in veinlets
				176	376	200	0.261	Primary chacopyrite>>bornite in veinlets and disseminations
				Hole lost at 376 m before reaching target zone.				
1281A	6558444	2383053	90°	0	37	37	-	Overburden
				37	46	9	0.071	Leached cap
				46	132	86	0.364	Primary and partially enriched chalcopyrite>chalcocite in veinlets
				132	177.3	45.3	0.143	Primary chacopyrite>>bornite in veinlets
				Hole lost at 177 m before reaching target depth.				
1282	6558305	2383003	90°	0	38	38	-	Overburden
				38	88	50	0.035	Leached cap and transition zone
				88	309.5	221.5	0.098	Primary and partially enriched chalcopyrite>bornite+chalcocite in veinlets
				309.5	318	8.5	1.91	Chalcopyrite in veinlets and fractures
				318	482	164	Pending	Chalcopyrite in veinlets and fractures
				Hole lost at 482 m before reaching target depth.				

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{00476393.1}McEwen Mining Inc. Page 7 Cross Section of Los Azules at 6558300N Exhibit 3 May 2012